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                                                                    EXHIBIT 12.1

                            HEAFNER TIRE GROUP, INC.

     STATEMENT REGARDING: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                                  (UNAUDITED)
                  (AMOUNTS IN THOUSANDS, EXCEPT RATIO AMOUNTS)

                                                  3 MONTHS        3 MONTHS        6 MONTHS        6 MONTHS
                                                    ENDED           ENDED           ENDED           ENDED
                                                JULY 01, 2000   JUNE 30, 1999   JULY 01, 2000   JUNE 30, 1999
                                                -------------   -------------   -------------   -------------
Consolidated pretax income (loss) from
  continuing operations.......................     $(4,001)        $2,052          $(8,064)        $    (1)
Interest......................................       6,147          5,575           11,976          10,687
Interest portion of rent expense..............       2,946          2,201            5,434           4,503
                                                   -------         ------          -------         -------
EARNINGS......................................     $ 5,092         $9,828          $ 9,346         $15,189
                                                   =======         ======          =======         =======
Interest......................................     $ 6,147         $5,575          $11,976         $10,687
Interest portion of rent expense..............       2,946          2,201            5,434           4,503
                                                   -------         ------          -------         -------
FIXED CHARGES.................................     $ 9,093         $7,776          $17,410         $15,190
                                                   =======         ======          =======         =======
RATIO OF EARNINGS TO FIXED CHARGES............          --           1.26               --              --
                                                   =======         ======          =======         =======
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